CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Trigger Performance Leveraged Upside Securities due 2024	$5,000,000	$463.50

November 2021

Pricing Supplement No. 3,172

Registration Statement Nos. 333-250103; 333-250103-01

Dated November 30, 2021

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in Currencies

Trigger PLUS due December 3, 2024

Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar

Brazilian real + Russian ruble + Indian rupee + Chinese renminbi

Fully and Unconditionally Guaranteed by Morgan Stanley

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Trigger PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Trigger PLUS will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying prospectus supplement for PLUS and prospectus, as supplemented or modified by this document. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket. If the basket has depreciated in value, but the basket performance is less than or equal to zero but greater than or equal to -30%, investors will receive the stated principal amount of their investment. However, if the basket has depreciated in value and the basket performance is less than -30%, investors will lose 1% for every 1% decline in the basket performance below 0%. The Trigger PLUS offer leveraged exposure to the performance of an equally-weighted basket of four emerging markets currencies relative to the U.S. dollar, while providing limited protection against a negative performance of the basket. If the basket of currencies has weakened relative to the U.S. dollar such that the basket performance is less than -30%, investors are exposed to the negative performance of the basket. The Trigger PLUS are for investors who seek a currency basket-based return and who are willing to risk their principal and forgo current income in exchange for the upside leverage feature and the limited protection against loss that only applies if the basket performance factor is greater than or equal to -30%. There is no minimum payment at maturity on the Trigger PLUS. Accordingly, you could lose your entire initial investment in the Trigger PLUS. The Trigger PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Trigger PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Issue price:	$1,000 per Trigger PLUS
Stated principal amount:	$1,000 per Trigger PLUS
Pricing date:	November 30, 2021
Original issue date:	December 3, 2021 (3 business days after the pricing date)
Maturity date:	December 3, 2024
Aggregate principal amount:	$5,000,000
Interest:	None
Basket:	Basket Currency	Weighting	Initial Exchange Rate
	Brazilian real (“BRL”)	25%	5.6199
	Russian ruble (“RUB”)	25%	74.8947
	Indian rupee (“INR”)	25%	75.0885
	Chinese renminbi (“CNY”)	25%	6.3794
Payment at maturity:

•     If the basket of currencies has strengthened relative to the U.S. dollar such that the basket performance is positive:

$1,000 + leveraged upside payment

•     If the basket of currencies has remained unchanged or weakened relative to the U.S. dollar such that the basket performance is zero or negative but greater than or equal to -30%:

$1,000

•     If the basket of currencies has weakened relative to the U.S. dollar such that the basket performance is less than -30%:

$1,000 × (1 + basket performance)

There is no minimum payment at maturity on the Trigger PLUS. Accordingly, you could lose your entire initial investment in the Trigger PLUS.

Leveraged upside payment:	$1,000 × basket performance × leverage factor
Basket performance:	The sum of the currency performance values of each of the basket currencies, as determined on the valuation date.
Leverage factor:	15
Maximum payment at maturity:	None
Currency performance:

With respect to each basket currency: 1 – (final exchange rate / initial exchange rate)

This formula effectively limits the contribution of each basket currency to 100%, but does not limit the downside. See “How Does the Currency Performance Formula Work? ” and “Hypothetical Payouts on the Trigger PLUS at Maturity––Example 3.”

Currency performance value:	Currency performance × weighting
Initial exchange rate:	With respect to each basket currency, the exchange rate on the pricing date. See “Basket––Initial Exchange Rate” above
Final exchange rate:	With respect to each basket currency, the exchange rate on the valuation date.
Exchange rate:

With respect to each basket currency, the rate for conversion of units of such basket currency into one U.S. dollar, as determined by reference to the applicable reference source set forth in “Fact Sheet—Key Terms—Reference source” on page 7.

For each basket currency, an increase in the exchange rate means that such basket currency has depreciated relative to the U.S. dollar such that it takes more units of such basket currency to purchase one U.S. dollar. Conversely, a decrease in the exchange rate means that such basket currency has appreciated relative to the U.S. dollar such that it takes fewer units of such basket currency to purchase one U.S. dollar.

Valuation date:	November 27, 2024, subject to adjustment for non-currency business days.
CUSIP / ISIN:	61773FEN9 / US61773FEN96
No listing:	The Trigger PLUS will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$890.00 per Trigger PLUS. See “Investment Overview” beginning on page 2.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per Trigger PLUS	$1,000	$7.50	$992.50
Total	$5,000,000	$37,500	$4,962,500
(1)	Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $7.50 for each Trigger PLUS they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement for Currency-Linked PLUS.
(2)	See “Use of proceeds and hedging” on page 9.

The Trigger PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 15.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these Trigger PLUS, or determined if this document or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Trigger PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement for Currency-Linked PLUS dated November 16, 2020     Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Trigger PLUS due December 3, 2024
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar

Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Investment Overview

Trigger Performance Leveraged Upside Securities

Principal at Risk Securities

The Trigger PLUS due December 3, 2024 Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar (the “Trigger PLUS”) provide investors with an opportunity to gain leveraged upside exposure to the performance of an equally-weighted basket of four emerging markets currencies (the “basket”) relative to the U.S. dollar.

If the basket as a whole has strengthened relative to the U.S. dollar as of the valuation date such that the basket performance is positive, the investment will return the stated principal amount plus 15 times the positive basket performance (e.g., a basket performance of 5% will result in a return of 75%).

If the basket has remained unchanged or has weakened such that the basket performance is zero or negative but greater than or equal to -30%, the payment at maturity will equal the stated principal amount of $1,000 per Trigger PLUS.

If the basket has weakened such that the basket performance is less than -30%, the payment at maturity will be an amount that is less than the $1,000 stated principal amount by an amount proportionate to the decline in the basket performance below 0%.

The Trigger PLUS do not pay interest and do not guarantee any return of principal at maturity. All payments on the Trigger PLUS are subject to our credit risk.

Maturity:	3 years
Leverage factor:	15
Payment at maturity:

(i)   If the basket performance is positive:

$1,000 + leveraged upside payment

(ii)   If the basket performance is zero or negative but greater than or equal to -30%:

$1,000

(ii)   If the basket performance is less than -30%:

$1,000 × (1 + basket performance)

There is no minimum payment at maturity on the Trigger PLUS. Accordingly, you could lose your entire initial investment in the Trigger PLUS.

Basket performance:

Sum of the currency performance values of each of the basket currencies, as determined on the valuation date.

Currency performance value, with respect to each basket currency, is the currency performance times weighting, calculated by the following formula:

[1 – (final exchange rate / initial exchange rate)] × weighting

This formula effectively limits the contribution of each basket currency to 100%, but does not limit the downside. See “How Does the Currency Performance Formula Work? ” and “Hypothetical Payouts on the Trigger PLUS at Maturity––Example 3.”

Maximum payment at maturity:	None
Interest:	None

November 2021	Page 2

Morgan Stanley Finance LLC

Trigger PLUS due December 3, 2024
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar

Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

The original issue price of each Trigger PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Trigger PLUS, which are borne by you, and, consequently, the estimated value of the Trigger PLUS on the pricing date is less than $1,000. We estimate that the value of each Trigger PLUS on the pricing date is $890.00.

What goes into the estimated value on the pricing date?

In valuing the Trigger PLUS on the pricing date, we take into account that the Trigger PLUS comprise both a debt component and a performance-based component linked to the basket currencies. The estimated value of the Trigger PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket currencies, instruments based on the basket currencies, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Trigger PLUS?

In determining the economic terms of the Trigger PLUS, including the leverage factor, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Trigger PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Trigger PLUS?

The price at which MS & Co. purchases the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the basket currencies, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors.

MS & Co. may, but is not obligated to, make a market in the Trigger PLUS, and, if it once chooses to make a market, may cease doing so at any time.

November 2021	Page 3

Morgan Stanley Finance LLC

Trigger PLUS due December 3, 2024
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar

Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Basket Overview

The basket is an equally-weighted basket of four emerging markets currencies.

Basket Information as of November 30, 2021
Basket Currency	Weighting	Quotation Convention	Initial Exchange Rate
Brazilian real (“BRL”)	25%	# BRL / 1 USD	5.6199
Russian ruble (“RUB”)	25%	# RUB / 1 USD	74.8947
Indian rupee (“INR”)	25%	# INR / 1 USD	75.0885
Chinese renminbi (“CNY”)	25%	# CNY / 1 USD	6.3794

Historical Basket Performance January 1, 2016 to November 30, 2021

The graph is calculated to show the performance of the basket relative to the U.S. dollar during the period from January 1, 2016 through November 30, 2021 assuming the basket currencies are equally-weighted as set out above. The graph illustrates the effect of any offset and/or correlation among the basket currencies during such period. The graph does not take into account the leverage factor, nor does it attempt to show your expected return on an investment in the Trigger PLUS. You cannot predict the future performance of any of the basket currencies or of the basket as a whole, or whether the strengthening of any of the basket currencies relative to the U.S. dollar will be offset by the weakening of the other basket currencies relative to the U.S. dollar, based on historical performance. The historical performance of the basket and the degree of correlation between the trends of the basket currencies (or lack thereof) should not be taken as an indication of future performance.

November 2021	Page 4

Morgan Stanley Finance LLC

Trigger PLUS due December 3, 2024
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar

Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

How Do Currency Exchange Rates Work?

Exchange rates reflect the amount of one currency that can be exchanged for a unit of another currency.

▪	The exchange rate for each of the basket currencies is expressed as the number of units of that currency per U.S. dollar. As a result, a decrease in the exchange rate means that the relevant basket currency has appreciated / strengthened relative to the U.S. dollar. This means that it takes fewer of the relevant basket currency to purchase one (1) U.S. dollar on the valuation date than it did on the pricing date. An exchange rate of 4.500 reflects a strengthening of the BRL, relative to the USD, as compared to an exchange rate of 5.500.

▪	Conversely, an increase in the exchange rate means that the relevant basket currency has depreciated / weakened relative to the U.S. dollar. This means that it takes more of the relevant basket currency to purchase one (1) U.S. dollar on the valuation date than it did on the pricing date. An exchange rate of 6.500 reflects a weakening of the BRL, relative to the USD, as compared to an exchange rate of 5.500.

How Does the Currency Performance Formula Work?

The currency performance formula used to calculate the payment at maturity for the Trigger PLUS effectively limits the contribution of each basket currency to 100%, but does not limit the downside.

➢ In the example below, the Brazilian real strengthens from the initial exchange rate of 5.500 to the final exchange rate of 4.950, resulting in the currency performance of 1 – (4.950 / 5.500) = 10%.

Initial Exchange Rate (# BRL / 1 USD)	Final Exchange Rate (# BRL / 1 USD)
5.500	4.950

➢ In the example below, the Brazilian real weakens from the initial exchange rate of 5.500 to the final exchange rate of 8.250, resulting in the currency performance of 1 – (8.250 / 5.500) = -50%.

Initial Exchange Rate (# BRL / 1 USD)	Final Exchange Rate (# BRL / 1 USD)
5.500	8.250

➢ In the example below, the Brazilian real strengthens to the fullest extent possible from the initial exchange rate of 5.500 to the final exchange rate of 0.0001 (possibly due to a hypothetical devaluation of the U.S. dollar), resulting in the currency performance of 1 – (0.0001 / 5.500) = approximately 99.999%.

Initial Exchange Rate (# BRL / 1 USD)	Final Exchange Rate (# BRL / 1 USD)
5.500	0.0001

This example illustrates that, because the currency performance is calculated by subtracting the fraction equal to the final exchange rate divided by the initial exchange rate from 1, the maximum possible currency performance for each basket currency will be no greater than 100%. However, any possible decline in the basket currencies is not so limited as shown in the example below.

➢ In the example below, the Brazilian real is seriously devalued and weakens from the initial exchange rate of 5.500 to the final exchange rate of 33.000, resulting in the currency performance of 1 – (33.000 / 5.500) =
-500%.

Initial Exchange Rate (# BRL / 1 USD)	Final Exchange Rate (# BRL / 1 USD)
5.500	33.000

Because the currency performance is calculated in the manner described above, there is no limit on the negative performance of any basket currency. Consequently, even if three of the basket currencies were to appreciate significantly relative to the U.S. dollar, that positive performance could be more than offset by a severe depreciation of the fourth basket currency so that you could lose your entire initial investment in the Trigger PLUS.

The actual initial exchange rates are set forth on the cover of this pricing supplement and differ from those used in the examples above. The actual final exchange rates will vary from those used in the examples above.

November 2021	Page 5

Morgan Stanley Finance LLC

Trigger PLUS due December 3, 2024
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar

Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Key Investment Rationale

The Trigger PLUS offer 15-times leveraged upside exposure to any positive basket performance. In exchange for the leverage feature, investors are exposed to the risk of loss of a significant portion or all of their investment due to the trigger feature. If the basket performance is less than -30%, you will receive at maturity an amount that is less than the stated principal amount of $1,000 per Trigger PLUS and could be zero. The Trigger PLUS are unsecured obligations of ours, and all payments on the Trigger PLUS are subject to our credit risk. There is no minimum payment at maturity on the Trigger PLUS. Accordingly, you could lose your entire initial investment in the Trigger PLUS.

Leveraged Performance	▪ The Trigger PLUS offer investors an opportunity to capture enhanced returns compared to a direct investment in the basket.
Access	▪ Exposure to an equally-weighted basket of four emerging markets currencies valued relative to the U.S. dollar.
Payment Scenario 1	▪ The basket performance is positive and, at maturity, the Trigger PLUS redeem for the stated principal amount of $1,000 plus 15 times the positive basket performance.
Payment Scenario 2	▪ The basket performance is zero or negative but greater than or equal to -30% and, at maturity, the Trigger PLUS redeem for the stated principal amount of $1,000.
Payment Scenario 3	▪ The basket performance is less than -30% and, at maturity, the Trigger PLUS redeem for an amount that is less than the $1,000 stated principal amount by an amount proportionate to the decline in the basket performance below 0%. (Example: if the basket performance is –50%, the Trigger PLUS will redeem for $500.)

Summary of Selected Key Risks (see page 15)

Risks Relating to an Investment in the Trigger PLUS

▪	The Trigger PLUS do not pay interest or guarantee return of any principal.

▪	The market price of the Trigger PLUS will be influenced by many unpredictable factors.

▪	The Trigger PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets.

▪	The amount payable on the Trigger PLUS is not linked to the value of the basket at any time other than the valuation date.

▪	Investing in the Trigger PLUS is not equivalent to investing directly in the basket currencies.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Trigger PLUS in the original issue price reduce the economic terms of the Trigger PLUS, cause the estimated value of the Trigger PLUS to be less than the original issue price and will adversely affect secondary market prices.

▪	The estimated value of the Trigger PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price.

▪	The Trigger PLUS will not be listed on any securities exchange and secondary trading may be limited.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Trigger PLUS.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the Trigger PLUS.

▪	The U.S. federal income tax consequences of an investment in the Trigger PLUS are uncertain.

Risks Relating to the Basket Currencies

▪	The Trigger PLUS are subject to currency exchange risk.

▪	Changes in the exchange rates of one or more of the basket currencies relative to the U.S. dollar may offset each other.

▪	Consisting of emerging markets currencies, the basket is subject to an increased risk of significant adverse fluctuations.

▪	Intervention in the currency markets by the countries issuing the basket currencies could materially and adversely affect the value of the Trigger PLUS.

▪	Any underlying currency may be replaced by another currency following a succession event.

▪	Even though currencies trade around the clock, the Trigger PLUS will not.

▪	Suspension or disruptions of market trading in the basket currencies may adversely affect the value of the Trigger PLUS.

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Morgan Stanley Finance LLC

Trigger PLUS due December 3, 2024
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar

Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Fact Sheet

The Trigger PLUS are unsecured obligations of Morgan Stanley Finance LLC and are fully and unconditionally guaranteed by Morgan Stanley. The Trigger PLUS will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying prospectus supplement for PLUS and prospectus, as supplemented or modified by this document. At maturity, investors will receive for each stated principal amount of Trigger PLUS that the investor holds an amount in cash that may be greater than, equal to or less than the stated principal amount depending on the performance of the basket as a whole relative to the U.S. dollar, as measured on the valuation date. The Trigger PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program. All payments on the Trigger PLUS are subject to our credit risk.

Key Dates
Pricing date:	Original issue date (settlement date):	Maturity date:
November 30, 2021	December 3, 2021 (3 business days after the pricing date)	December 3, 2024, subject to postponement as described below

Key Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Aggregate principal amount:	$5,000,000
Issue price:	$1,000 per Trigger PLUS
Stated principal amount:	$1,000 per Trigger PLUS
Denominations:	$1,000 and integral multiples thereof
Interest:	None
Basket:	Basket Currency	Weighting	Initial Exchange Rate	Reference Source
	Brazilian real (“BRL”)	25%	5.6199	Bloomberg Page: “FIXI”* (BRL PTAX)
	Russian ruble (“RUB”)	25%	74.8947	Bloomberg Page: “FIXI”* (RUB MOEX)
	Indian rupee (“INR”)	25%	75.0885	Bloomberg Page: “FIXI”* (INR FBIL / INR01)
	Chinese renminbi (“CNY”)	25%	6.3794	Bloomberg Page: “FIXI”* (CNY SAEC / CNY01)
	*Under the heading “Emerging Markets Fixings.”
Payment at maturity:

•     If the basket of currencies has strengthened relative to the U.S. dollar such that the basket performance is positive:

$1,000 + leveraged upside payment

•     If the basket of currencies has remained unchanged or weakened relative to the U.S. dollar such that the basket performance is zero or negative but greater than or equal to -30%:

$1,000

•     If the basket of currencies has weakened relative to the U.S. dollar such that the basket performance is less than -30%:

$1,000 × (1 + basket performance)

There is no minimum payment at maturity on the Trigger PLUS. Accordingly, you could lose your entre initial investment in the Trigger PLUS.

Leveraged upside payment:	$1,000 × basket performance × leverage factor
Basket performance:	The sum of the currency performance values of each of the basket currencies, as determined on the valuation date.

A weakening of one or more basket currencies relative to the U.S. dollar will partially or wholly offset any strengthening of any of the other basket currencies such that the overall basket performance may be less than zero.

Please see “Hypothetical Payouts on the Trigger PLUS at Maturity” beginning on page 12 for examples of how to calculate the basket performance at maturity.

Leverage factor:	15
Maximum payment at maturity:	None
Risk factors:	Please see “Risk Factors” beginning on page 15.

November 2021	Page 7

Morgan Stanley Finance LLC

Trigger PLUS due December 3, 2024
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar

Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Currency performance:

With respect to each basket currency: 1 – (final exchange rate / initial exchange rate)

This formula effectively limits the contribution of each basket currency to 100% but does not limit the downside. See “How Does the Currency Performance Formula Work? ” and “Hypothetical Payouts on the Trigger PLUS at Maturity –– Example 3.”

Currency performance value:	Currency performance × weighting
Initial exchange rate:	With respect to each basket currency, the exchange rate as posted on the applicable reference source on the pricing date.
Final exchange rate:	With respect to each basket currency, the exchange rate as posted on the applicable reference source on the valuation date.
Exchange rate:

With respect to each basket currency, the rate for conversion of units of such basket currency into one U.S. dollar, as determined by reference to the applicable reference source. See “General Terms of the PLUS—exchange rate” in the accompanying prospectus supplement for Currency-Linked PLUS.

For each basket currency, an increase in the exchange rate means that such basket currency has depreciated relative to the U.S. dollar such that it takes more units of such basket currency to purchase one U.S. dollar. Conversely, a decrease in the exchange rate means that such basket currency has appreciated relative to the U.S. dollar such that it takes fewer units of such basket currency to purchase one U.S. dollar.

Valuation date:	November 27, 2024, subject to adjustment for non-currency business days.

General Information
No listing:	The Trigger PLUS will not be listed on any securities exchange.
CUSIP:	61773FEN9
ISIN:	US61773FEN96
Minimum ticketing size:	$1,000 / 1 Trigger PLUS
Tax considerations:

There is uncertainty regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS due to the lack of governing authority. We intend to treat each Trigger PLUS as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the Trigger PLUS is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

Assuming this treatment of the Trigger PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying prospectus supplement for Currency-Linked PLUS, the following U.S. federal income tax consequences should result based on current law:

▪  A U.S. Holder should not be required to recognize taxable income over the term of the Trigger PLUS prior to settlement, other than pursuant to a sale or exchange.

▪  Upon sale, exchange or settlement of the Trigger PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Trigger PLUS. Because the payment on the Trigger PLUS is linked to a basket of foreign currencies, it is likely that the Trigger PLUS will be subject to Section 988 of the Internal Revenue Code of 1986, as amended. In that case, any gain or loss generally will be treated as ordinary income or loss. While a taxpayer may elect to treat gain or loss on certain forward contracts, futures contracts and option contracts linked to one or more foreign currencies as capital gain or loss, it is unclear whether the election is available for the Trigger PLUS.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect.

In 2007, the IRS also issued a revenue ruling holding that a financial instrument, which is issued and redeemed for U.S. dollars but provides a return determined by reference to a foreign currency and related market interest rates, is a debt instrument denominated in the foreign currency. While the Trigger PLUS are distinguishable in meaningful respects from the instrument described in the revenue ruling, future guidance that extends the scope of the revenue ruling could materially and adversely affect the tax

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Morgan Stanley Finance LLC

Trigger PLUS due December 3, 2024
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar

Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

consequences of an investment in the Trigger PLUS for U.S. Holders, possibly with retroactive effect.

Both U.S. and non-U.S. investors considering an investment in the Trigger PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying prospectus supplement for Currency-Linked PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, the issues presented by the aforementioned notice and revenue ruling, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying prospectus supplement for Currency-Linked PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Trigger PLUS.

Trustee:	The Bank of New York Mellon
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Calculation agent:	Morgan Stanley Capital Services LLC (“MSCS”) and its successors
Payment currency:	U.S. dollars
Use of proceeds and hedging:

The proceeds from the sale of the Trigger PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Trigger PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Trigger PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Trigger PLUS borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Trigger PLUS.

On or prior to the pricing date, we hedged our anticipated exposure in connection with the Trigger PLUS by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to have taken positions in futures, forwards and options contracts on the basket currencies. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Such purchase activity could have increased the value of one or more of the basket currencies relative to the U.S. dollar on the pricing date and, therefore, could have increased the value relative to the U.S. dollar that such basket currencies must be at or above on the valuation date so that you do not suffer a loss on your initial investment in the Trigger PLUS. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement for Currency-Linked PLUS.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Trigger PLUS, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $7.50 for each Trigger PLUS they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Trigger PLUS.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying prospectus supplement for Currency-Linked PLUS.

Validity of the Trigger PLUS:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the Trigger PLUS offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such Trigger PLUS will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under
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Principal at Risk Securities

the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the Trigger PLUS and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2020, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2020.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Prospectus Supplement for Currency-Linked PLUS dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the prospectus supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

This is a summary of the terms and conditions of the Trigger PLUS. We encourage you to read the accompanying prospectus supplement and prospectus for this offering, which can be accessed via the hyperlinks above and on the front page of this document.

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Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

How the Trigger PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Trigger PLUS for a range of hypothetical basket performances based on the following terms:

Stated principal amount:	$1,000 per Trigger PLUS
Leverage factor:	15

Trigger PLUS Payoff Diagram

Basket Performance
The Trigger PLUS
$1,000 Stated Principal Amount
PLUS Zone
Payment at Maturity on the Trigger PLUS
$1,500
$1,400
$1,300
$1,200
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
100%
-30%
Basket Performance

How it works

▪	If the basket performance is positive, investors will receive at maturity the $1,000 stated principal amount plus 15 times the positive basket performance.

▪	If the basket performance is zero or negative but greater than or equal to -30%, investors will receive at maturity the $1,000 stated principal amount.

▪	If the basket performance is less than -30%, investors will receive at maturity an amount that is less than the $1,000 stated principal amount by an amount proportionate to the decline in the basket performance below 0%.

▪	If the basket performance is –50%, investors will lose 50% of their principal and receive only $500 per Trigger PLUS at maturity, or 50% of the stated principal amount.

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Hypothetical Payouts on the Trigger PLUS at Maturity

Below are three examples of how to calculate the basket performance and the payment at maturity based on the hypothetical exchange rates in the respective tables below. The examples are provided for illustrative purposes only. Actual results will vary. The numbers appearing in the examples below have been rounded for ease of analysis.

The exchange rate for each of the basket currencies is expressed as the number of units of that currency per U.S. dollar. For each basket currency, a decrease in the exchange rate means that such basket currency has appreciated/strengthened relative to the U.S. dollar; conversely, an increase in the exchange rate means that such basket currency has depreciated/weakened relative to the U.S. dollar.

Example 1: The basket performance is positive.

Basket Currency	Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	Currency Performance
BRL	25%	3.500	3.325	5.00%
RUB	25%	75.000	71.250	5.00%
INR	25%	75.000	71.250	5.00%
CNY	25%	6.500	6.175	5.00%

Basket performance = Sum of currency performance values

Currency performance value = the product of (i) currency performance and (ii) weighting

[1 – (Final BRL exchange rate / Initial BRL exchange rate)] × 25%, plus

[1 – (Final RUB exchange rate / Initial RUB exchange rate)] × 25%, plus

[1 – (Final INR exchange rate / Initial INR exchange rate)] × 25%, plus

[1 – (Final CNY exchange rate / Initial CNY exchange rate)] × 25%

So, using the hypothetical exchange rates above:

[1 – (3.325 / 3.500)] × 25% = 1.25%, plus
[1 – (71.250 / 75.000)] × 25% = 1.25%, plus
[1 – (71.250 / 75.000)] × 25% = 1.25%, plus
[1 – (6.175 / 6.500)] × 25% = 1.25%

Basket performance	=	5%
Payment at maturity	=	$1,000 + leveraged upside payment
	=	$1,000 + ($1,000 × basket performance × leverage factor)
	=	$1,000 + ($1,000 × 5% × 15)
	=	$1,750

Because the basket performance is positive, the payment at maturity per Trigger PLUS will equal $1,000 plus the leveraged upside payment. The payment at maturity per Trigger PLUS will be $1,750, or the stated principal amount of $1,000 plus the leveraged upside payment of $750.

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Trigger Performance Leveraged Upside SecuritiesSM
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Example 2: The basket performance is zero or negative but greater than or equal to -30%.

Basket Currency	Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	Currency Performance
BRL	25%	3.500	4.200	-20.00%
RUB	25%	75.000	86.250	-15.00%
INR	25%	75.000	81.000	-8.00%
CNY	25%	6.500	6.305	3.00%

Basket performance = Sum of currency performance values

Currency performance value = the product of (i) currency performance and (ii) weighting

[1 – (4.200 / 3.500)] × 25% = -5.00%, plus
[1 – (86.250 / 75.000)] × 25% = –3.75%, plus
[1 – (81.000 / 75.000)] × 25% = –2.00%, plus
[1 – (6.305 / 6.500)] × 25% = 0.75%

Basket performance	=	–10%
Payment at maturity	=	$1,000

Because the basket performance is negative but not less than -30%, the payment at maturity per Trigger PLUS will equal the $1,000 stated principal amount.

Example 3: The basket performance is less than -30%.

Basket Currency	Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	Currency Performance
BRL	25%	3.500	0.700	80.00%
RUB	25%	75.000	375.000	–400.00%
INR	25%	75.000	15.000	80.00%
CNY	25%	6.500	1.300	80.00%

Basket performance = Sum of currency performance values

Currency performance value = the product of (i) currency performance and (ii) weighting

[1 – (0.700 / 3.500)] × 25% = 20%, plus
[1 – (375.000 / 75.000)] × 25% = –100%, plus
[1 – (15.000 / 75.000)] × 25% = 20%, plus
[1 – (1.300 / 6.500)] × 25% = 20%

Basket performance	=	–40%
Payment at maturity	=	$1,000 × (1 + basket performance)
	=	$600

Because the basket performance is less than -30%, the payment at maturity per Trigger PLUS will equal an amount that is less than the $1,000 stated principal amount by an amount proportionate to the decline in the basket performance below 0%.

The basket performance may be equal to or less than 0% even though one or more basket currencies have strengthened relative to the U.S. dollar over the term of the Trigger PLUS, as this strengthening may be moderated, or wholly offset, by the weakening or lesser strengthening relative to the U.S. dollar of one or more of the other basket currencies. In this example, even though three of the four basket currencies have each appreciated significantly relative to the U.S. dollar, the basket performance is negative because the serious devaluation of the fourth basket currency more than offsets the appreciation of the other three basket currencies, and investors would lose 40% of their initial investment.

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Trigger Performance Leveraged Upside SecuritiesSM
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Payment at Maturity

At maturity, investors will receive for each $1,000 stated principal amount of Trigger PLUS that they hold an amount in cash based on the basket performance, determined as follows:

If the basket performance is positive:

$1,000    +    leveraged upside payment:

		Leveraged Upside Payment
Principal		Principal	x	Basket Performance	x	Leverage Factor
$1,000	+	$1,000	x	Sum of currency performance values	x	15

Currency performance value = [1 – (final exchange rate / initial exchange rate)] × weighting

If the basket performance is zero or negative but greater than or equal to -30%:

$1,000

If the basket performance is less than -30%:

$1,000   ×   (1 + basket performance)

The payment at maturity in this scenario will be less than the stated principal amount. There is no minimum payment at maturity on the Trigger PLUS. Accordingly, you could lose your entire initial investment in the Tirigger PLUS.

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Risk Factors

This section describes the material risks relating to the Trigger PLUS. For a complete list of considerations and risk factors, please see the section entitled “Risk Factors” in the accompanying prospectus supplement for Currency-Linked PLUS and prospectus. You should carefully consider whether the Trigger PLUS are suited to your particular circumstances in connection with your investment.

Risks Relating to an Investment in the Trigger PLUS

▪	The Trigger PLUS do not pay interest or guarantee return of any principal. The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or guarantee the payment of any principal amount at maturity. At maturity, you will receive for each $1,000 stated principal amount of Trigger PLUS that you hold an amount in cash based on the basket performance. Unless the basket performance is sufficiently greater than zero, the overall return on your investment in the Trigger PLUS may be less than the return on a conventional debt security of comparable maturity issued by us. If the basket performance is less than -30%, you will receive an amount in cash at maturity that is less than the $1,000 stated principal amount of each Trigger PLUS by an amount proportionate to the decline in the basket performance below 0%. There is no minimum payment at maturity on the Trigger PLUS. Accordingly, you could lose your entire initial investment in the Trigger PLUS. See “How the Trigger PLUS Work” above.

▪	The market price of the Trigger PLUS will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the Trigger PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Trigger PLUS in the secondary market. As noted above, we expect that the exchange rates for the basket currencies on any day will affect the value of the Trigger PLUS more than any other single factor. Other factors that may influence the value of the Trigger PLUS include: (i) the volatility (frequency and magnitude of changes in value) of the basket currencies relative to the U.S. dollar; (ii) interest and yield rates in the U.S. market and in the markets for each of the basket currencies; (iii) geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the basket currencies or currencies markets generally and that may affect the final exchange rates; (iv) the time remaining to the maturity of the Trigger PLUS; and (v) any actual or anticipated changes in our credit ratings or credit spreads. Some or all of these factors will influence the price that you will receive if you sell your Trigger PLUS prior to maturity. For example, you may have to sell your Trigger PLUS at a substantial discount from the stated principal amount if, at the time of sale, certain or all of the basket currencies have weakened relative to the U.S. dollar or if interest rates rise. Each of the exchange rates may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen.

▪	The Trigger PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS. You are dependent on our ability to pay all amounts due on the Trigger PLUS at maturity and therefore you are subject our credit risk. If we default on our obligations under the Trigger PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Trigger PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Trigger PLUS.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

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▪	The amount payable on the Trigger PLUS is not linked to the value of the basket at any time other than the valuation date. The basket performance will be based on the currency performance values on the valuation date, subject to postponement for non-currency business days. Even if the basket performance appreciates prior to the valuation date but then drops by the valuation date, the payment at maturity will be less, and may be significantly less, than it would have been had the payment at maturity been linked to the value of the basket prior to such drop. Although the actual basket performance on the stated maturity date or at other times during the term of the Trigger PLUS may be higher than the basket performance on the valuation date, the payment at maturity will be based solely on the basket performance on the valuation date.

▪	Investing in the Trigger PLUS is not equivalent to investing directly in the basket currencies. You may receive a lower payment at maturity than you would have received if you had invested directly in the basket currencies. The basket performance is based on the currency performance for each basket currency, which is in turn based on the formula set forth above. The currency performances are dependent solely on such stated formula and not on any other formula that could be used for calculating currency performances.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Trigger PLUS in the original issue price reduce the economic terms of the Trigger PLUS, cause the estimated value of the Trigger PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., are willing to purchase the Trigger PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Trigger PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Trigger PLUS less favorable to you than they otherwise would be.

▪	The estimated value of the Trigger PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Trigger PLUS than those generated by others, including other dealers in the market, if they attempted to value the Trigger PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Trigger PLUS in the secondary market (if any exists) at any time. The value of your Trigger PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the Trigger PLUS will be influenced by many unpredictable factors” above.

▪	The Trigger PLUS will not be listed on any securities exchange and secondary trading may be limited. The Trigger PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Trigger PLUS. MS & Co. may, but is not obligated to, make a market in the Trigger PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Trigger PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Trigger PLUS, the price at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time,

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MS & Co. were to cease making a market in the Trigger PLUS, it is likely that there would be no secondary market for the Trigger PLUS. Accordingly, you should be willing to hold your Trigger PLUS to maturity.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Trigger PLUS. As calculation agent, Morgan Stanley Capital Services LLC (“MSCS”) has determined the initial exchange rate for each basket currency, will determine the final exchange rate for each basket currency, the currency performance values and the basket performance, whether the basket performance has decreased to below -30% and will calculate the amount you will receive at maturity, if any. Moreover, certain determinations made by MSCS, in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the calculation of any exchange rate in the event of a discontinuance of reporting of any basket currency’s exchange rate. These potentially subjective determinations may affect the payout to you at maturity. “Description of PLUS—Exchange Rate,” “—Calculation Agent and Calculations,” “—Alternate Exchange Calculation in Case of an Event of Default” and related definitions in the accompanying prospectus supplement for Currency-Linked PLUS. In addition, MS & Co. has determined the estimated value of the Trigger PLUS on the pricing date.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the Trigger PLUS. One or more of our affiliates and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the Trigger PLUS (and to other instruments linked to the basket currencies), including trading in futures, forwards and/or options contracts on the basket currencies as well as in other instruments related to the basket currencies. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the basket currencies and other financial instruments related to the basket currencies on a regular basis as part of their general broker-dealer, proprietary trading and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have increased the value of one or more of the basket currencies relative to the U.S. dollar on the pricing date and, therefore, could have increased the value relative to the U.S. dollar that such basket currencies must be at or above on the valuation date so that you do not suffer a loss on your initial investment in the Trigger PLUS. Additionally, such hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could potentially affect the exchange rates of the basket currencies on the valuation date is at or below -30%, and, accordingly, the amount of cash you will receive at maturity, if any.

▪	The U.S. federal income tax consequences of an investment in the Trigger PLUS are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying prospectus supplement for Currency-Linked PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Trigger PLUS. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the Trigger PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the Trigger PLUS as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Trigger PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Trigger PLUS as ordinary income. In addition, in 2007, the IRS issued a revenue ruling holding that a financial instrument, which is issued and redeemed for U.S. dollars, but provides a return determined by reference to a foreign currency and related market interest rates, is a debt instrument denominated in the foreign currency. While the Trigger PLUS are distinguishable in meaningful respects from the instrument described in the revenue ruling, future guidance that extends the scope of the revenue ruling could materially and adversely affect the tax consequences of an investment in the Trigger PLUS for U.S. Holders, possibly with retroactive effect. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Trigger PLUS, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the Trigger PLUS, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on

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whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, the issues presented by this notice and revenue ruling, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Basket Currencies

▪	The Trigger PLUS are subject to currency exchange risk. Fluctuations in the exchange rates between the U.S. dollar and the basket currencies will affect the value of the Trigger PLUS. The exchange rates between the basket currencies and the U.S. dollar are volatile and are the result of numerous factors specific to the relevant countries and the United States including the supply of, and the demand for, those basket currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments and by macroeconomic factors and speculative actions related to different regions. Changes in the exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the country of each basket currency and the United States, including economic and political developments in other countries.

Of particular importance to potential currency exchange risk are:

o	existing and expected rates of inflation;

o	existing and expected interest rate levels;

o	the balance of payments between countries; and

o	the extent of governmental surpluses or deficits in the relevant foreign country and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries and the United States and other countries important to international trade and finance. The weakening of any of the basket currencies relative to the U.S. dollar may have a material adverse effect on the value of the Trigger PLUS and the return on an investment in the Trigger PLUS.

The payment on the Trigger PLUS or otherwise could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad.

We cannot assure you that a currency crisis or significant devaluation will not happen in the future to one or more of the basket currencies during the term of the Trigger PLUS. If one or more of the basket currencies experiences devaluation, the value of the Trigger PLUS will likely be adversely affected.

▪	Changes in the exchange rates of one or more of the basket currencies relative to the U.S. dollar may offset each other. Exchange rate movements in the basket currencies may not correlate with each other. At a time when one or more of the basket currencies strengthens relative to the U.S. dollar, one or more of the other basket currencies may weaken relative the U.S. dollar or strengthen to a lesser extent. Therefore, in calculating the basket performance, the strengthening relative to the U.S. dollar of one or more of the basket currencies may be moderated, or wholly offset, by the weakening or lesser strengthening relative to the U.S. dollar of one or more of the other basket currencies.

Moreover, due to the specific formula used to calculate the currency performance for each basket currency, the maximum possible currency performance will be no greater than 100%, while there is no comparable limit on the

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negative performance of a basket currency. Consequently, even if three of the basket currencies were to appreciate significantly relative to the U.S. dollar, that positive performance could be more than offset by a severe devaluation of the fourth basket currency, so that the investor could lose a significant amount or all of its initial investment. For an explanation of this possibility and how the currency performance is calculated, see “How Does the Currency Performance Formula Work?” on page 5 and “Hypothetical Payouts on the Trigger PLUS at Maturity––Example 3” on page 13.

You can review a table of the historical exchange rates and related graphs of each of the basket currencies and a graph of the historical performance of the basket (assuming that each of the basket currencies is equally weighted) in this pricing supplement under “Historical Information” on page 21 below and “Basket Overview” on page 4 above. You cannot predict the future performance of any of the basket currencies or of the basket as a whole, or whether the strengthening of any of the basket currencies relative to the U.S. dollar will be offset by the weakening of the other basket currencies relative to the U.S. dollar, based on historical performance. In addition, there can be no assurance that the basket performance will be greater than or equal to -30% so that you do not suffer a loss on your initial investment in the Trigger PLUS. If the basket performance is less than -30%, you will receive at maturity an amount that is less, and potentially significantly less, than the amount of your original investment in the Trigger PLUS and which could be zero.

▪	Consisting of emerging markets currencies, the basket is subject to an increased risk of significant adverse fluctuations. The Trigger PLUS are linked to the performance of a basket consisting of four emerging markets currencies. There is an increased risk of significant adverse fluctuations in the performance of the underlying basket of currencies as the basket consists of currencies of less developed and less stable economies without a stabilizing component that could be provided by one of the major currencies. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries. Currencies of emerging economies are often subject to more frequent and larger central bank interventions than the currencies of developed countries and are also more likely to be affected by drastic changes in monetary or exchange rate policies of the relevant country, which may negatively affect the value of the Trigger PLUS. For special risks related to the basket currencies, please see the relevant descriptions under “Annex I––Certain Additional Currency Exchange Rate Risks” in the accompanying prospectus supplement for Currency-Linked PLUS.

▪	Intervention in the currency markets by the countries issuing the basket currencies could materially and adversely affect the value of the Trigger PLUS. Specific currencies’ exchange rates are volatile and are affected by numerous factors specific to each foreign country. Foreign currency exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely. Governments, including those issuing the basket currencies, use a variety of techniques, such as intervention by their central bank or the imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. They may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the Trigger PLUS is that their liquidity, trading value and amount payable could be affected by the actions of sovereign governments that could change or interfere with previously freely determined currency valuations or allow a previously fixed or range-limited exchange rate to float freely or in a broader band. The value of and amount payable on the Trigger PLUS could also be affected by fluctuations in response to other market forces and by the movement of currencies across borders. There will be no offsetting adjustment or change made during the term of the Trigger PLUS in the event that any floating exchange rate should become fixed, any fixed exchange rate should be allowed to float, or that the band limiting the float of any basket currency should be altered or removed. Nor will there be any offsetting adjustment or change in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting the basket currencies or the U.S. dollar, or any other currency. Therefore, any

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significant changes or governmental actions with respect to any of the basket currencies, the U.S. dollar or any other currency that result in a weakening of any of the basket currencies relative to the U.S. dollar may have a material adverse effect on the value of the Trigger PLUS and the return on an investment in the Trigger PLUS.

In addition, if any of the basket currencies is lawfully eliminated, converted, redenominated or exchanged by the relevant sovereign government during the term of the Trigger PLUS, the calculation agent, in its sole discretion, will determine the exchange rate for the affected currency (or make such adjustment to the exchange rate, as required) on the valuation date, and this determination may adversely affect the amount payable to you at maturity, if any.

▪	Any underlying currency may be replaced by another currency following a succession event. If an underlying currency is lawfully eliminated and replaced with, converted into, redenominated as, or exchanged for, another currency; or the relevant sovereign government of an underlying currency divides into two or more countries or economic regions, each with a different lawful currency immediately after that event (each such event, a “succession event”), such underlying currency will be replaced with another currency (a “successor currency”). In the event of a succession event, you will become subject to the performance of the successor currency instead of the underlying currency it replaces. In addition, if any underlying currency is replaced with a successor currency that is the same as another underlying currency, your exposure to such underlying currency may be effectively increased. The occurrence of a succession event and the consequent adjustments may materially and adversely affect the value of the Trigger PLUS.

▪	Even though currencies trade around the clock, the Trigger PLUS will not. The Interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for the Trigger PLUS, if any trading market develops, will not conform to the hours during which the basket currencies are traded. Significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of the Trigger PLUS. The possibility of these movements should be taken into account in relating the value of the Trigger PLUS to those in the underlying foreign exchange markets. There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the basket used to calculate the basket performance. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

▪	Suspension or disruptions of market trading in the basket currencies may adversely affect the value of the Trigger PLUS. The currency markets are subject to temporary distortions or other disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets, and the participation of speculators. These circumstances could adversely affect the exchange rates of the basket currencies and, therefore, the value of the Trigger PLUS.

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Historical Information

The following tables set forth the published high, low and end-of-quarter exchange rates for each of the basket currencies for each quarter in the period from January 1, 2016 through November 30, 2021. The related graphs set forth the daily exchange rates of each basket currency relative to the U.S. dollar during the period from January 1, 2016 through November 30, 2021. We obtained the information in the tables and graphs below from Bloomberg Financial Markets (“Bloomberg”), without independent verification. You cannot predict the future performance of any of the basket currencies or of the basket as a whole, or whether the strengthening of any of the basket currencies relative to the U.S. dollar will be offset by the weakening of the other basket currencies relative to the U.S. dollar, based on historical performance. We cannot give you any assurance that the basket performance will be greater than or equal to -30% so that you do not suffer a loss on your initial investment in the Trigger PLUS.

For each basket currency, an increase in the exchange rate means that such basket currency has depreciated relative to the U.S. dollar such that it takes more units of such basket currency to purchase one U.S. dollar. Conversely, a decrease in the exchange rate means that such basket currency has appreciated relative to the U.S. dollar such that it takes fewer units of such basket currency to purchase one U.S. dollar.

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BRL (# BRL / USD)	High	Low	Period End
2016
First Quarter	4.1552	3.5802	3.5922
Second Quarter	3.6888	3.2130	3.2130
Third Quarter	3.3675	3.1274	3.2624
Fourth Quarter	3.4769	3.1127	3.2552
2017
First Quarter	3.2859	3.0574	3.1220
Second Quarter	3.3758	3.0935	3.3082
Third Quarter	3.3096	3.0872	3.1625
Fourth Quarter	3.3376	3.1349	3.3125
2018
First Quarter	3.3262	3.1418	3.3063
Second Quarter	3.9071	3.3132	3.8769
Third Quarter	4.2071	3.6911	4.0504
Fourth Quarter	4.0194	3.6421	3.8812
2019
First Quarter	3.9952	3.6471	3.9210
Second Quarter	4.0987	3.8202	3.8497
Third Quarter	4.1876	3.7205	4.1570
Fourth Quarter	4.2600	3.9909	4.0249
2020
First Quarter	5.2053	4.0244	5.2053
Second Quarter	5.8860	4.8218	5.4659
Third Quarter	5.6613	5.1178	5.6103
Fourth Quarter	5.7793	5.0190	5.1935
2021
First Quarter	5.8169	5.2039	5.6344
Second Quarter	5.7344	4.9143	4.9690
Third Quarter	5.4430	5.0493	5.4430
Fourth Quarter (through November 30, 2021)	5.6849	5.3645	5.6210

Brazilian real January 1, 2016 through November 30, 2021 (expressed as units of BRL per USD)

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RUB (# RUB / USD)	High	Low	Period End
2016
First Quarter	82.4496	66.8954	66.8954
Second Quarter	68.5750	63.6238	63.8735
Third Quarter	66.9845	62.8468	62.8790
Fourth Quarter	66.0000	60.2258	61.5375
2017
First Quarter	61.1499	56.1037	56.2447
Second Quarter	60.2822	55.8164	58.8720
Third Quarter	60.8197	56.8913	57.5545
Fourth Quarter	60.4639	57.2693	57.6889
2018
First Quarter	58.4159	55.6409	57.3410
Second Quarter	64.0440	57.4380	62.7779
Third Quarter	70.5497	61.8194	65.5552
Fourth Quarter	69.5475	64.9866	69.3514
2019
First Quarter	69.4467	63.8585	65.7550
Second Quarter	65.4446	62.5558	63.2225
Third Quarter	66.9482	62.6527	64.8318
Fourth Quarter	65.2177	61.8200	61.9475
2020
First Quarter	80.8782	61.0250	78.5771
Second Quarter	78.6827	68.2330	71.2002
Third Quarter	79.0878	70.6672	77.6573
Fourth Quarter	80.5468	72.8993	74.0369
2021
First Quarter	76.5730	72.8027	75.6508
Second Quarter	77.4253	71.8891	73.1508
Third Quarter	74.7510	72.2680	72.7474
Fourth Quarter (through November 30, 2021)	75.6144	69.5048	74.0461

Russian ruble January 1, 2016 through November 30, 2021 (expressed as units of RUB per USD)

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INR (# INR / USD)	High	Low	Period End
2016
First Quarter	68.7100	66.1400	66.2475
Second Quarter	67.9688	66.2050	67.5250
Third Quarter	67.4550	66.3675	66.6113
Fourth Quarter	68.7750	66.4350	67.9238
2017
First Quarter	68.3300	64.8500	64.8500
Second Quarter	65.0275	64.0600	64.5813
Third Quarter	65.7113	63.5825	65.2800
Fourth Quarter	65.4975	63.8725	63.8725
2018
First Quarter	65.2100	63.3737	65.1775
Second Quarter	68.7925	64.9625	68.4700
Third Quarter	72.9662	68.4312	72.4900
Fourth Quarter	74.3875	69.5837	69.7675
2019
First Quarter	71.8075	68.5338	69.1612
Second Quarter	70.5238	68.4250	69.0275
Third Quarter	72.3938	68.4200	70.8688
Fourth Quarter	72.0887	70.6888	71.3800
2020
First Quarter	76.2937	70.8175	75.6275
Second Quarter	76.8675	75.1012	75.5075
Third Quarter	75.5988	72.8712	73.7725
Fourth Quarter	74.7462	73.0700	73.0700
2021
First Quarter	73.5500	72.3250	73.1100
Second Quarter	75.4613	72.4362	74.3288
Third Quarter	74.8750	73.0063	74.2375
Fourth Quarter (through November 30, 2021)	75.5175	74.0237	75.1675

Indian rupee January 1, 2016 through November 30, 2021 (expressed as units of INR per USD)

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CNY (# CNY / USD)	High	Low	Period End
2016
First Quarter	6.5948	6.4536	6.4536
Second Quarter	6.6481	6.4592	6.6480
Third Quarter	6.7045	6.6254	6.6718
Fourth Quarter	6.9615	6.7075	6.9450
2017
First Quarter	6.9640	6.8450	6.8872
Second Quarter	6.9074	6.7809	6.7809
Third Quarter	6.8057	6.4870	6.6528
Fourth Quarter	6.6505	6.5068	6.5068
2018
First Quarter	6.5297	6.2730	6.2755
Second Quarter	6.6270	6.2690	6.6210
Third Quarter	6.9348	6.6160	6.8688
Fourth Quarter	6.9757	6.8360	6.8785
2019
First Quarter	6.8721	6.6872	6.7121
Second Quarter	6.9311	6.6881	6.8668
Third Quarter	7.1789	6.8517	7.1483
Fourth Quarter	7.1444	6.9632	6.9632
2020
First Quarter	7.1121	6.8598	7.0822
Second Quarter	7.1671	7.0360	7.0654
Third Quarter	7.0706	6.7548	6.7910
Fourth Quarter	6.7464	6.5233	6.5272
2021
First Quarter	6.5718	6.4283	6.5528
Second Quarter	6.5670	6.3685	6.4571
Third Quarter	6.5112	6.4325	6.4448
Fourth Quarter (through November 30, 2021)	6.4506	6.3645	6.3645
Chinese renminbi January 1, 2016 through November 30, 2021 (expressed as units of CNY per USD)

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